PROMISSORY NOTE & LOAN MODIFICATION AND FORBEARANCE AGREEMENT

This PROMISSORY NOTE & LOAN MODIFICATION AND FORBEARANCE AGREEMENT (this "Agreement") is entered into as of July 10, 2026 (the "Effective Date"), by and between Quality Industrial Corp. (formerly known as WikiSoft Corp.), a Nevada corporation, with a place of business at 315 Montgomery Street, San Francisco, CA 94104 (the "Company" or "Debtor") and RB Capital Partners, Inc., a California corporation, with a place of business at 5666 La Jolla Blvd. #316, La Jolla, CA 92037 (the "Holder" or "Creditor"). The Company and the Holder are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

Recitals:

WHEREAS, on August 3, 2022, the Holder made a loan to the Company in the principal amount of One Million One Hundred Thousand Dollars ($1,100,000.00), which loan was evidenced by that certain Convertible Promissory Note dated August 3, 2022, a copy of which is attached hereto as Exhibit 1 (the "First Note");

WHEREAS, on March 17, 2023, the Holder made an additional loan to the Company in the principal amount of Two Hundred Thousand Dollars ($200,000.00), which loan was evidenced by that certain Convertible Promissory Note dated March 17, 2023, a copy of which is attached hereto as Exhibit 2 (the "Second Note" and, together with the First Note, the "Notes");

WHEREAS, the Notes each bear interest at seven percent (7%) per annum, have a term of twenty-four (24) months, and contain provisions in permitting voluntary conversion of principal into shares of the Company's common stock at a conversion price of $1.00 per share (the "Conversion Right");

WHEREAS, the Notes have matured and the Parties desire to modify the terms of the Notes to provide for an installment payment schedule and to resolve any and all claims between them arising out of or related to the Notes;

WHEREAS, the total amount currently due and owing as of June 30, 2026, under both Notes, in the aggregate is One Million Five Hundred Eighty-Seven Thousand Four Hundred Thirty-Nine Dollars and Sixty-Four Cents ($1,587,439.64); and

WHEREAS, the Parties are willing to modify the Notes and to forbear from exercising certain rights and remedies, in each case on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged by each Party, and with each Party intending to be legally bound hereby, the Parties agree as follows:

Agreed Terms:

Section 1. Definitions.

1.1 "Installment Schedule" has the meaning set forth in Section 3.1.

1.2 "Business Day" means a day that is not a Saturday, Sunday, or legal holiday recognized by the State of California.

1.3 "Installment Payment Date" means the date set forth in the Installment Schedule. If any Installment Payment Date or date on which any other payment due under this Agreement falls on a day that is not a Business Day, payment shall be due on the next succeeding Business Day.

1.4 To the extent not otherwise defined herein, capitalized terms used in this Agreement shall have the meaning ascribed to them in the Notes if defined therein.

Section 2. Temporary Forbearance; Amendment to Notes.

2.1 Obligations. The Parties hereby agree that as of June 30, 2026, the aggregate outstanding amount due under the Notes is $1,587,439.64. All principal, interest, fees, expenses and any and all other obligations owing to Holder under the Notes are referred to herein collectively as the "Obligations."

2.2 Temporary Forbearance. Subject to the terms and conditions of this Agreement, Holder agrees to forbear during the Forbearance Period (as defined below) from exercising any of its rights or remedies under the Notes. The term "Forbearance Period" shall mean the period commencing as of the Effective Date and ending on the Forbearance Termination Date. The term "Forbearance Termination Date" shall mean the earlier of: (i) March 1, 2028, (ii) the occurrence of any Forbearance Default and expiration of all applicable grace and cure periods applicable to such Forbearance Default, or (iii) the effective date of any written agreement by the Company and Holder to terminate the Forbearance Period.

2.3 Amendment to Notes. Section 1.2 of the Notes is hereby amended such that the term of the Notes is for a period ending on March 1, 2028. Except for the foregoing, Section 1.2 of the Notes remains in full force effect, including, without limitation, as to Holder's Conversion Right as to which all of Holder's rights are reserved and may be exercised.

2.4 Exercise of Conversion Rights. Notwithstanding Section 2.2, the Holder may exercise its Conversion Right (and other rights regarding conversion) under Sections 3 and 8 of the Notes at any time in accordance with the applicable terms in Sections 3 and 8 of the Notes. Upon any such conversion, the principal amount so converted shall reduce the Payment Amount on a dollar-for-dollar basis, and the Payment Schedule shall be adjusted by reducing the remaining scheduled payments in reverse chronological order (*i.e.,* to the latest scheduled payment first) by the aggregate principal amount converted; *provided, however,* that in the event of a Forbearance Default that remains uncured following the expiration of all applicable grace and cure periods and the Holder elects to pursue remedies under the Notes pursuant to Section 4.6, any conversion undertaken thereafter shall reduce the amounts owed under the Notes in accordance with the terms of the Notes and shall not reduce the Payment Amount.

Section 3. Payment Terms.

3.1 Installment Schedule. Subject to Section 3.5 herein, the Company shall pay Holder One Million Six Hundred Seventy-Five Thousand Dollars and Zero Cents ("$1,675,000.00") (the "Payment Amount"), in accordance with the following schedule (the "Installment Schedule"):

Installment Payment Date	Installment Amount
July 30, 2026	$25,000.00
August 15, 2026	$25,000.00
September 15, 2026	$25,000.00
October 15, 2026	$25,000.00
November 15, 2026	$50,000.00
December 15, 2026	$50,000.00
January 15, 2027	$50,000.00
February 15, 2027	$75,000.00
March 15, 2027	$75,000.00
April 15, 2027	$75,000.00
May 15, 2027	$100,000.00
June 15, 2027	$100,000.00
July 15, 2027	$100,000.00
August 15, 2027	$100,000.00
September 15, 2027	$150,000.00
October 15, 2027	$150,000.00
November 15, 2027	$150,000.00
December 15, 2027	$175,000.00
January 15, 2028	$175,000.00
Total	**$1,675,000.00**

3.2 No Additional Interest on Payment Amount; Timely Payment Discount. The Payment Amount set forth in Section 3.1 includes all accrued interest on the Obligations through the term of the Installment Schedule. No additional interest shall accrue on the Payment Amount; *provided, however,* that in the event of a Forbearance Default that remains uncured following the expiration of all applicable grace and cure periods set forth in Section 4, interest shall accrue on the unpaid portion of the Payment Amount as provided in Section 4.4(b). If the Company timely makes, in

full, each of the first eighteen (18) installment payments due under the Installment Schedule and no Forbearance Default has occurred or is continuing as of the date of the eighteenth (18th) such payment, the Holder shall provide a discount of Thirty Thousand Dollars ($30,000.00) to the Payment Amount (the "Timely Payment Discount"), which shall be applied by reducing the final installment payment due on January 15, 2028 from $175,000.00 to $145,000.00. The Timely Payment Discount shall also apply in the event the Company prepays the remaining balance of the Payment Amount in full pursuant to Section 3.5, provided that all installment payments due prior to such prepayment have been timely made, in full, and no Forbearance Default has occurred or is continuing as of the date of such prepayment, in which case the amount of such prepayment shall be reduced by the Timely Payment Discount. In the event of any Forbearance Default, the Timely Payment Discount shall be void and of no effect.

3.3 Payment in Full Satisfaction. Upon the Company's payment in full of the Payment Amount (less any Timely Payment Discount if applicable) in accordance with the Installment Schedule (or earlier pursuant to Section 3.5), all Obligations of the Company under this Agreement and all obligations of the Company under the Notes shall be deemed fully satisfied, discharged, and extinguished.

3.4 Method of Payment. All payments under this Agreement shall be made by wire transfer of immediately available funds for the benefit of RB Capital Partners, Inc. to the attorney trust account of Mojdehi Galvin Rego LLP (which is counsel to the Holder) at the following address: Mojdehi Galvin Rego LLP, 2550 Fifth Avenue, Suite 910, San Diego, CA 92103. Wire instructions shall be provided by the Holder or its counsel to the Company prior to the first Installment Payment Date. The Holder shall provide written confirmation of receipt of each payment within five (5) Business Days of receipt.

3.5 Prepayment. The Company shall have the right, at any time and from time to time, to prepay all or any portion of the Payment Amount without premium, penalty, or prior notice to the Holder. Any prepayment shall be applied to the remaining scheduled installment payments in reverse chronological order (*i.e.,* to the latest scheduled payment first), unless the Company directs otherwise in writing.

Section 4. Forbearance Default; Cure Period.

4.1 Forbearance Default. The occurrence of one or more of the following shall constitute a "Forbearance Default" under this Agreement:

(a) Company fails to abide by or observe any term, condition, covenant, or other provision contained in this Agreement. Without limiting the foregoing, if Company shall fail to pay Holder any amount in the Installment Schedule by the applicable Installment Payment Date and expiration of the Grace Period (defined below), it shall be a Forbearance Default.

(b) A default shall occur under the Notes (other than any default existing as of the Effective Date).

(c) Company dissolves, divides, ceases to exist or revokes or purports to terminate its liability under any Note, or challenges the validity or enforceability of any Note, or denies any further liability or Obligations thereunder.

(d) Company (i) commences any case, proceeding, or other action (or becomes subject to any such case, proceeding, or other action) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (D) appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or (ii) makes a general assignment for the benefit of its creditors.

(e) Company ceases to conduct business in the ordinary course.

(f) A tax lien, warrant, or levy is imposed on Company.

(g) Any representation or warranty of Company made herein shall be false, misleading, or incorrect in any material respect when made.

4.2 Grace Period. Notwithstanding Section 4.1, the Company shall not be deemed in default hereunder unless and until a payment remains unpaid for a period of ten (10) Business Days following the applicable Installment Payment Date (the "Grace Period"). During the Grace Period, the Holder shall have no right to declare a default, accelerate amounts, or pursue any remedies.

4.3 Notice of Default. In the event of a Forbearance Default that remains uncured following the expiration of the Grace Period, the Holder shall provide written notice to the Company specifying the nature of the default. The Company shall have an additional ten (10) calendar days from receipt of such notice to cure any such default before the Holder may exercise any remedies.

4.4 Remedies Upon Default. Upon the occurrence of a Forbearance Default and expiration of all applicable grace and cure periods set forth in this Section 4:

(a) The Forbearance Period shall immediately and automatically cease without notice to or action by any party and the full unpaid portion of the Payment Amount shall immediately be due in full.

(b) Interest shall accrue on the full unpaid portion of the Payment Amount from the occurrence of a Forbearance Default and expiration of all applicable grace and cure periods set forth in this Section 4 at the rate of five percent (5%) per annum until the Payment Amount is paid in full. All computations of interest under this Section 4.4(b) shall be on the basis of a 365-day year.

(c) Holder shall be entitled to exercise any or all its rights and remedies under the Notes, this Agreement, and any other documents executed in connection with or related to this Agreement or the Notes, or applicable law.

(d) Any obligation of Holder to make advances or otherwise extend credit to Company shall immediately and automatically terminate, without notice to or action by any party.

4.5 Standstill; Covenant Not to Commence Proceedings on the Notes. So long as no Forbearance Default has occurred and is continuing beyond the expiration of all applicable grace

and cure periods set forth in this Section 4, the Holder covenants and agrees that it shall not (a) file, commence, or cause to be filed or commenced any lawsuit, action, arbitration, or other legal or equitable proceeding against the Company or any of its officers, directors, employees, agents, or affiliates arising out of or relating to the Notes or the Obligations, or (b) take any other enforcement action with respect to the Notes or the Obligations. This covenant is in addition to, and not in limitation of, the Holder's agreement to forbear set forth in Section 2.2.

4.6 <u>Election of Remedies; Credit for Payments</u>.

(a) Notwithstanding Section 4.4(c), upon the occurrence of a Forbearance Default that remains uncured following the expiration of all applicable grace and cure periods set forth in this Section 4, the Holder shall elect to pursue remedies either (i) under this Agreement or (ii) under the Notes, but not both simultaneously. The Holder shall provide written notice to the Company of its election within fifteen (15) Business Days following the expiration of all applicable grace and cure periods. If the Holder fails to provide timely notice of its election, it shall be deemed to have elected to pursue remedies under this Agreement. An election, once made (or deemed made), shall be irrevocable.

(b) If the Holder elects (or is deemed to have elected) to pursue remedies under the Notes, all payments previously made by the Company under this Agreement (including any payments made pursuant to the Installment Schedule) shall be credited dollar-for-dollar against the amounts owed by the Company under the Notes, including principal, accrued interest, fees, and any other amounts due thereunder. In no event shall the Company be required to pay, in the aggregate under this Agreement and the Notes combined, more than the total amount that would have been due and owing under the Notes absent this Agreement.

(c) If the Holder elects to pursue remedies under this Agreement, the Notes shall remain subject to Section 5.4 but the Holder shall not separately commence any action on the Notes for the same default that gave rise to remedies under this Agreement. If the Holder elects (or is deemed to have elected) to pursue remedies under the Notes, the Holder's rights under Section 4.4 of this Agreement with respect to such default shall be of no further force or effect (other than the Holder's right to retain all payments previously received hereunder), and the Holder's sole recourse shall be under the Notes (subject to the credit provided in Section 4.6(b)).

<u>Section 5. Releases of Claims and Covenants Not to Sue.</u>

5.1 <u>Releases of Claims.</u> (a) Effective as of the Effective Date, the Company, on behalf of itself and its officers, directors, members, managers, employees, agents, representatives, parent entities, affiliates, subsidiaries, successors, and assigns (collectively, the "Company Releasing Parties"), hereby irrevocably and unconditionally releases, acquits, and forever discharges the Holder, and its officers, directors, shareholders, employees, agents, representatives, parent entities, affiliates, subsidiaries, successors, and assigns (collectively, the "Holder Released Parties"), and (b) upon the Company's payment in full of the Payment Amount (less any Timely Payment Discount if applicable), the Holder, on behalf of itself and its officers, directors, members, managers, employees, agents, representatives, parent entities, affiliates, subsidiaries, successors, and assigns (collectively, the "Holder Releasing Parties"), hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company, and its officers, directors, shareholders, employees, agents, representatives, parent entities, affiliates, subsidiaries, successors, and assigns (collectively, the "Company Released Parties"), in each case from any and all claims, demands,

actions, causes of action, suits, damages, losses, costs, expenses, liabilities, and obligations of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of or related to the Notes, the Obligations or the transactions contemplated thereby, that arose or accrued at any time on or prior to the Effective Date (collectively, the "Released Claims"); *provided, however,* that nothing in this Section 5.1 releases, and the Released Claims shall exclude, any claims for breach of or to enforce this Agreement and any claims that, as a matter of law cannot be released by a release of claims of this nature, such as the right to file a charge with an administrative agency or participate in an agency investigation, except each Party and its respective Releasing Parties each hereby waives its right to recover any money in connection with such charge or investigation against the other Party or any of its respective Released Parties, excluding any payments or awards under the federal Securities Whistleblower Incentives program (see 17 C.F.R. §§ 240.21F-1 - 240.21F-18, as may be amended).

5.2 Acknowledgment of Nature of Release of Claims; Waiver of California Civil Code Section 1542. Each Party acknowledges and agrees that its release of claims provided in Section 5.1 is a general release of claims, and each Party expressly waives and assumes the risk of any and all claims which exist as of the effective date of the release of claims provided in Section 5.1 but which such Party does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, may have materially affected such Party's decision to enter into this Agreement. Each Party intends to release all claims that now exist, may exist, or previously existed, as set out in its release of claims contained in Section 5.1 whether those claims are known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the releases of claims provided in Section 5.1 is and will remain in effect, notwithstanding the discovery or existence of such additional or different facts or claims. Each Party hereby waives any right or claim that might arise as a result of such different or additional claims or facts.

Each Party has been made aware of, and understands, the provisions of California Civil Code Section 1542, which provides:

> "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."

Each Party hereby expressly waives and relinquishes all rights and benefits under California Civil Code Section 1542 and any law of any jurisdiction of similar effect with respect to any claims it may have against the other Party and its respective Released Parties.

5.3 Covenants Not to Sue. (a) Effective as of the Effective Date, the Company, on behalf of itself and the other Company Releasing Parties, hereby irrevocably and unconditionally covenants and agrees that at no time on or after the Effective Date will the Company or any of the other Company Releasing Parties bring suit, or cause anyone else to bring suit, against the Holder or any of the other Holder Released Parties on any of the Released Claims released in Section 5.1(a), and (b) upon the Company's payment in full of the Payment Amount (less any Timely Payment Discount if applicable), the Holder, on behalf of itself and the other Holder Releasing

Parties, hereby irrevocably and unconditionally covenants and agrees that at no time on or after the Effective Date will the Holder or any of the other Holder Releasing Parties bring suit, or cause anyone else to bring suit, against the Company or any of the other Company Released Parties on any of the Released Claims released in Section 5.1(b).

5.4 Continuation of Notes. Except as expressly modified by this Agreement, the Notes shall remain in full force and effect.

Section 6. Representations, Warranties, and Acknowledgments.

6.1 Representations of the Company. The Company represents and warrants to the Holder as of the Effective Date that: (a) the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; (b) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action of the Company; (c) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; (d) the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (e) neither the Holder nor any agent or attorney of any of the Holder has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Agreement to induce the Company to execute this Agreement; (f) the Company has not executed this Agreement in reliance on any representation, promise, or warranty not contained in this Agreement; (g) the Company, through an authorized representative, has fully read this Agreement and understood all of the terms therein before executing it; (h) the Company has been advised to consult with counsel of its own choosing before executing this Agreement and had an opportunity to consult with counsel of its own choosing before executing this Agreement; (i) neither Company nor any of the other Company Releasing Parties has sold, assigned, or otherwise transferred any of the Released Claims except as provided in this Agreement; and (j) the execution and delivery of this Agreement do not and will not conflict with, violate, or result in a breach of any agreement, order, judgment, or decree to which the Company is a party or by which it is bound.

6.2 Representations of the Holder. The Holder represents and warrants to the Company as of the Effective Date that: (a) the Holder is a corporation duly organized, validly existing, and in good standing under the laws of the State of California; (b) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action of the Holder; (c) this Agreement constitutes a valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms; (d) the Holder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (e) neither the Company nor any agent or attorney of any of the Company has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Agreement to induce the Holder to execute this Agreement; (f) the Holder has not executed this Agreement in reliance on any representation, promise, or warranty not contained in this Agreement; (g) the Holder, through an authorized representative, has fully read this Agreement and understood all of the terms therein before executing it; (h) the Holder has been advised to consult with counsel of its own choosing before executing this Agreement and had an opportunity to consult with counsel of its own choosing before executing this Agreement; (i) the Holder is the sole owner and holder of the Notes and has not assigned, transferred, pledged, or encumbered any interest therein; (j) the Holder has not authorized any other person or entity to exercise any rights under the Notes; (k) the

Holder has not exercised any conversion rights under the Notes, in whole or in part, and has not received any shares of Common Stock or other securities of the Company pursuant to or in connection with the Notes; (l) no conversion notices have been delivered to the Company under the Notes, and no conversion of any portion of the Notes is pending as of the Effective Date; (m) neither Holder nor any of the other Holder Releasing Parties has sold, assigned, or otherwise transferred any of the Released Claims except as provided in this Agreement; and (n) the execution and delivery of this Agreement do not and will not conflict with, violate, or result in a breach of any agreement, order, judgment, or decree to which the Holder is a party or by which it is bound.

6.3 Acknowledgment Regarding Consideration. The Parties acknowledge and agree that the mutual promises, covenants, releases, waivers, covenants not to sue, Holder's agreement to forbear from exercising rights and remedies under the Notes, the amendment of the Notes, and the Company's agreement to make payments in accordance with the Installment Schedule constitute good, valuable, and sufficient consideration for this Agreement.

Section 7. Notices.

7.1. All notices, requests, demands, and other communications required or permitted under this Agreement (collectively "Notices" and each individually a "Notice") shall be in writing and shall be deemed to have been duly given: (a) upon delivery, if personally delivered to the Party to whom the Notice is directed; (b) upon confirmation of transmission, if sent by electronic mail (email) to the email address designated below (provided that no delivery failure or out-of-office message is received); or (c) one (1) Business Day after deposit, if sent by a nationally recognized overnight courier service (e.g., FedEx or UPS) for next-business-day delivery. Notices shall be sent to the Parties at the addresses (including email addresses) set forth below or to such other address as a Party may designate by Notice given in accordance with this provision.

7.1.1. For Notices to the Company: Quality Industrial Corp., Attn: Frederico Frederico Figueira de Chaves, Chairman, 315 Montgomery Street, San Francisco, CA 94104, fchaves@fusion-fuel.eu, *with a copy, which shall not constitute notice,* to Joseph D. Wilson, Esq., Bevilacqua PLLC, 800 Connecticut Ave., N.W., Suite 300, Washington, DC 20006, jwilson@bevilacquapllc.com.

7.1.2. For Notices to the Holder: RB Capital Partners, Inc., Attn: Brett Rosen, Managing Partner, 5666 La Jolla Blvd. #316, La Jolla, CA 92037, brett.rosen325@gmail.com, *with a copy, which shall not constitute notice*, to Andrew Galvin, Esq., Mojdehi Galvin Rego LLP, 2550 Fifth Avenue, Suite 910 San Diego, CA 92103, andrew.galvin@mgr-legal.com.

Section 8. Severability.

8.1. If at any time after the date of the execution of this Agreement any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. The illegality, voidness, or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; *provided, however,* that if Section 5.1 or 5.3 is held to be illegal, void, or unenforceable in whole or in part, each Party agrees to promptly execute a legal, valid, and enforceable general release and waiver of claims and covenant not to sue in favor of the

other Party and its respective Released Parties that is as equal in scope as possible to those provided in Section 5.1 and 5.3, provided that such replacement release and covenant not to sue shall be no broader than permitted by applicable law.

Section 9. No Restriction on Reporting Possible Violations of Unlawful Conduct or of Securities Laws.

9.1. Notwithstanding anything to the contrary contained in this Agreement, including but not limited to any of the provisions in Section 5, nothing in this Agreement prohibits, restricts, or limits, or is intended to prohibit, restrict, or limit, the right of any Party, any of the Holder Released Parties, any of the Company Released Parties, any of the Holder Releasing Parties, or any of the Company Releasing Parties:

9.1.1. to communicate with the staff of the United States Securities and Exchange Commission ("SEC"), with any state securities regulatory agency, or such person's own attorney, about a possible violation of a federal or state securities law or regulation regardless of when it occurred or to apply for or receive an award from the SEC under the federal Securities Whistleblower Incentives program or from a state securities regulatory agency under a substantially similar state incentive program in connection with reporting a possible violation of a federal or state securities law; or

9.1.2. to report or communicate about any possible unlawful conduct (including any employment harassment, assault, or discrimination) to the appropriate federal, state, or local law enforcement authorities or regulatory agencies or from speaking with his, her, or its own attorney about such conduct, regardless of whether such possible unlawful conduct was committed by a Party, any of its successors, assigns, officers, directors, employees, or agents, any of the Holder Releasing Parties, any of the Company Releasing Parties, any of the Holder Released Parties, any of the Company Released Parties, or anyone else, and regardless of when such possible unlawful conduct occurred.

Section 10. Miscellaneous.

10.1. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted under the laws of the State of California, without consideration of its conflicts of laws principles. The Company consents and agrees that the venue to enforce or construe this Agreement or the Notes shall be in San Diego County, California. Each Party hereby irrevocably submits to jurisdiction and waives all objections to personal jurisdiction in California and to venue in San Diego County for purposes of such litigation.

10.2. Successors and Assigns. The Parties intend that this Agreement be legally binding upon and shall inure to the benefit of each of them and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Party, and such consent shall not be unreasonably withheld, conditioned, or delayed; *provided, however,* that the Company may assign its rights and obligations hereunder to any successor entity in connection with a merger, consolidation, or sale of all or substantially all of its assets with the consent of any other Party, which shall not be unreasonably withheld, so long as such successor entity assumes in writing all of the Company's obligations under this Agreement and the Notes.

10.3. No Admission. The Parties understand and agree that the making of this Agreement is not intended, and shall not be construed, as an admission by any Party, any of the Company Releasing Parties, any of the Holder Releasing Parties, any of the Company Released Parties, any of the Holder Released Parties, or any person now or previously employed by any Party, to have violated any federal, state, or local law, ordinance, regulation, public policy or common law rule, breached any contract, or committed any wrong whatsoever against any of the other Parties. This Agreement shall be deemed to fall within the protection afforded to settlements, compromises, and offers to compromise by applicable law.

10.4. Interpretation. Each Party acknowledges that it has shared equally in the drafting of this Agreement. Therefore, should any provision of this Agreement require interpretation or construction, the court, judge, tribunal or other person or body interpreting or construing this Agreement shall not apply a presumption against one Party over the other Party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document. Any section headings and sub-headings in this Agreement have been inserted for convenience only and shall be disregarded in construing or interpreting this Agreement.

10.5. Entire Agreement; No Modifications Unless In Writing. This Agreement, the Notes and any other documents executed in connection herewith constitute the entire and exclusive agreement between the Parties regarding the subject matter hereof and supersedes any and all prior or contemporaneous agreements, understandings, promises, representations, warranties, covenants, negotiations and discussions, whether oral or written, express, implied or apparent in connection with the subject matter of this Agreement and the Notes. No supplement, modification, waiver, or terminations of this Agreement shall be binding unless executed in writing by both Parties.

10.6. Further Assurances. The Parties will take all actions and make, deliver, and sign any other documents and instruments that are necessary to carry out the terms, provisions, purpose, and intent of this Agreement.

10.7. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; *provided, however,* that each of the Holder Released Parties and each of the Company Released Parties is an intended third-party beneficiary of the releases of claims and covenants not to sue set forth in Section 5.

10.8. No Novation. Nothing contained in this Agreement is intended to effectuate, nor shall this Agreement be construed to effectuate, a novation or an accord and satisfaction of any of the indebtedness outstanding under the Notes.

10.9. Attorneys' Fees. In the event of any dispute hereunder, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and costs.

10.10. True and Correct Recitals. The statements, descriptions, information and factual recitations contained in the above Recitals are true and correct as of the date hereof and are incorporated within this Agreement and made a part hereof for all purposes as if fully rewritten herein.

10.11. Execution In Counterparts and Electronic Signatures Permitted. This Agreement may be executed in several counterparts, each of which shall be an original as against any Party who or which signed it, and all of which shall constitute one and the same document. Scanned, facsimile or electronic signatures (including, without limitation, by DocuSign or Adobe) shall be deemed originals for all purposes.

EACH PARTY SHOULD CONSULT WITH AN ATTORNEY AND READ THIS PROMISSORY NOTE & LOAN MODIFICATION AND FORBEARANCE AGREEMENT CAREFULLY BEFORE SIGNING IT. BY SIGNING THIS INSTRUMENT, A PARTY MAY BE GIVING UP IMPORTANT LEGAL RIGHTS.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement on the respective dates set forth below.

RB CAPITAL PARTNERS, INC.	QUALITY INDUSTRIAL CORP.
By: Brett Rosen	By: DocuSigned by: 833DAFFE704B434...
Name: Brett Rosen	Name: Frederico Chaves
Title: CEO	Title: Chairman
Date signed: 7/10/2026	Date signed: 7/10/2026

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

WIKISOFT CORP.
CONVERTIBLE PROMISSORY NOTE

Principal Amount: **$1,100,000.00 USD** August 3, 2022

WHEREAS on August 3, 2022, RB Capital Partners, Inc., with its offices at 2856 Torrey Pines Road, La Jolla, California 92037 (the "Holder") loaned funds totaling, $1,100,000.00 to Wikisoft Corp., a Nevada corporation with its office at 315 Montgomery Street; San Francisco, CA 94104 (the "Company"). Payment for the loan was made directly to the Company in the form of a Wire Transfer.

WHEREAS the Company and Holder further agreed that such services provided by the Holder to the Company would be evidenced in a convertible note, which convertible note would be convertible into shares of common stock of the Company at the rate of $1.00 in accordance with Section 3 below;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

1. <u>Principal and Interest</u>.

1.1 The Company, for value received, hereby promises to pay to the order of the Holder the sum of One Million One Hundred Thousand Dollars ($1,100,000.00), which amount represents the amount owed to Holder as of August 3, 2022.

1.2 This Convertible Promissory Note (the "Note") shall bear seven percent (7%) interest per annum. The Note is for a period of (24) months and cannot be converted until (6) months from the date first written above has passed.

1.3 Upon payment in full of the principal, this Note shall be surrendered to the Company for cancellation.

EXHIBIT
1

1.4 The principal under this Note shall be payable at the principal office of the Company and shall be forwarded to the address of the Holder hereof as such Holder shall from time to time designate.

2. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

3. Conversion.

3.1 Voluntary Conversion. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal into a number of fully paid and non-assessable whole shares of the Company's $0.001 Par Value common stock ("Common Stock") determined in accordance with Section 3.2 below.

3.2 Shares Issuable. The number of whole shares of Common Stock into which this Note may be voluntarily converted (the "Conversion Shares") shall be determined by dividing the aggregate principal amount borrowed hereunder by $1.00 (the "Note Conversion Price"); provided, however, that, in no event, shall Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of Maker subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in the beneficial ownership by Holder and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Note Conversion Price. The Term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus, (2) at the Company's option, accrued and unpaid interest, if any, on such principal amount at the interest rate provided in this Note to the conversion date, provided; however, that the Company shall have the right to pay any or all interest in cash.

3.3 Notice and Conversion Procedures. After receipt of demand for repayment, the Company agrees to give the Holder notice at least five (5) business days prior to the time that the Company repays this Note. If the Holder elects to convert this Note, the Holder shall provide the Company with a written notice of conversion setting forth the amount to be converted. The notice must be delivered to the Company together with this Note. Within twenty (20) business days of receipt of such notice, the Company shall deliver to the Holder certificate(s) for the Common Stock issuable upon such conversion and, if the entire principal amount was not so converted, a new note representing such balance.

3.4 Other Conversion Provisions.

(a) Adjustment of Note Conversion Price. In the event the Company shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a reverse stock split and subdivision of the Company's issued and outstanding shares of Common Stock, the Note Conversion Price shall forthwith be unaffected. In the event the Company shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a forward stock split and subdivision of the Company's issued and outstanding shares of Common Stock, the Note Conversion Price shall forthwith be unaffected.

(b) Common Stock Defined. Whenever reference is made in this Note to the shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company authorized as of the date hereof, and any other class of stock ranking on a parity with such Common Stock. Shares issuable upon conversion hereof shall include only shares of Common Stock of the Company.

3.5 No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal hereunder that is not so converted.

4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

(a) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), or such filings as may be required under applicable state securities laws, which, if applicable, will be timely filed within the applicable periods therefor.

(c) No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

5. Representations and Covenants of the Holder. The Company has entered into this Note in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose. This Note and the Common Stock issuable upon conversion of the Note are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Holder understands (i) that this Note and the Common Stock issuable upon conversion of this Note are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 8.

(c) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon conversion of the Note, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Note or the

Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

6. Assignment. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

8. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

9. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid. Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section.

10. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof.

11. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

12. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

13. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

14. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

15. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Wikisoft Corp. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

WIKISOFT CORP.

Date: August 3, 2022

By ______________________
Carsten Falk
Its: CEO & Director

RB CAPITAL PARTNERS, INC.

Date: August 3, 2022

By: ______________________
Brett Rosen
Its: Managing Member

Wire Transfer Services

Outgoing Wire Transfer Request

WELLS FARGO

Today's Date: 08/03/2022	Wells Fargo Reference Number: FW0000651215184402
Banker Name: HEATHER NOE	Officer/Portfolio Number: A1132

Banker Phone:	Branch Number:	Banker AU:	Banker MAC:
858/454-0362	04420	0000651	E2431-011

Outgoing wires can only be sent for Wells Fargo customers. Provide the Customer Copy to the customer ensuring you give them the Wire Transfer Agreement on pages 3 and 4. Note: Wells Fargo Wire Transfer Services will route wires based on correspondent banking relationships. See the Wire Transfer Information for explanations of the Mexican CLABE number, the SWIFT BIC, the International Routing Code ("IRC"), Indian Financial System Code (IFSC) and the International Bank Account Number ("IBAN").

Originator's Information

Field	Value
Originator Name:	BRETT DAVID ROSEN
Primary ID Type:	DLIC
Primary ID Description:	E1309934
Primary ID St/Ctry/Prov:	CA
Primary ID Issue Date:	02/06/2021
Primary ID Expiration Date:	03/25/2026
Secondary ID Type:	PINV NS
Secondary ID Description:	PIN Validation
Secondary ID State/Country:	
Secondary ID Issue Date:	NONE
Secondary ID Expiration Date:	NONE
Account Name:	RB CAPITAL PARTNERS INC
Street Address:	2856 TORREY PINES RD
Address Line 2:	
Address Line 3:	
City:	LA JOLLA
State:	CA
ZIP/Postal Code:	92037-3428
Country:	US
Home Phone:	
Business Phone:	619/392-9829

Wire Amount and Source of Funds

Create AU:	Amount (US Dollars):	Debit Wells Fargo Account:	Bank/COID:
0000651	$1,100,000.00	9141194176	00114

Beneficiary/Recipient Information (This is the ultimate recipient of the wire transfer funds)

Field	Value
Beneficiary/Recipient Name:	Wikisoft Corp
Beneficiary Account Number/IBAN (Foreign)/CLABE (Mexico):	9800589864
Purpose of Funds:	Reference Promissory Note
Additional Instructions:	Reference Promissory Note
Name/Address Line 1:	315 Montgomery Street
Name/Address Line 2:	
Name/Address Line 3:	San Francisco, CA, US
Beneficiary Phone Number:	

Customer Copy

Beneficiary Bank (This is the financial institution where the beneficiary maintains their account.)

ABA/RTN: 084106768

SWIFT/BIC:

Beneficiary Bank Name: EVOLVE BANK TRUST

Beneficiary Bank Address: 6070 Poplar Ave Suite 200

City: MEMPHIS

State: TN

Additional Instructions:

Wire Fees

Wells Fargo wire transfer fees will be charged to the Originator's Debit Account. Wells Fargo Wire Transfer Fees are disclosed in your most recent Fee and Information Schedule and related amendments and, if applicable, on the Wells Fargo Combined Disclosure for Outgoing Consumer International Wires. Additional fees from intermediary and beneficiary banks may be charged to international transactions. My signature here indicates agreement to all of the information on this Outgoing Wire Transfer Request and to the terms and conditions of this request. Wells Fargo is authorized to rely on the information on this Request in making the requested funds transfer.

Wells Fargo Wire Fee Amount: $30.00

Customer Signature

Originator Name: BRETT DAVID ROSEN

Originator Signature

[redacted]

☐ Submit manually

☐ Signature not required

Date: 08/03/2022

WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF
Wikisoft Corp.

August 3rd, 2022

The undersigned, being the sole member of the Board of Directors (the "**Board**") of Wikisoft Corp., a Nevada corporation (the "**Corporation**") does hereby consent that when the undersigned has executed this Written Consent of the Board (this "**Consent**"), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Board at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions.

WHEREAS, the Corporation entered into a credit agreement with RB Capital Partners (the "**Lender**") dated August 3rd 2022 pursuant to which, the Corporation has made a convertible note of the amount of One Million and One Hundred Thousand 00/100 Dollars ($1,100,000.00) (the "**Note**");

NOW THEREFORE, BE IT RESOLVED, that the Board hereby approves and authorizes the Note in all respects; and be it

FURTHER RESOLVED, that the Board hereby approves and authorizes the Note to the Lender pursuant to the Contract in all respects; and be it

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purposes of the foregoing resolutions and to permit the transactions contemplated thereby to be lawfully consummated, and any such action taken or any agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it

1

FURTHER RESOLVED, that the Board hereby adopts, as if expressly set forth herein, the form of any and all resolutions required by any authority to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, covenants and other papers, instruments and documents relating to the matters contemplated by the foregoing resolutions if (i) in the opinion of a proper officer of the Corporation executing the same, the adoption of such resolutions is necessary or advisable, and (ii) the secretary or an assistant secretary of the Corporation evidences such adoption by inserting with the minutes of the meeting at which these resolutions were adopted copies of such resolutions, which will thereupon be deemed to be adopted by the Board with the same force and effect as if originally set forth herein.

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date first written above.



Nickolas Link
Chairman and Director

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

QUALITY INDUSTRIAL CORP.
CONVERTIBLE PROMISSORY NOTE

Principal Amount: **$200,000.00 USD** March 17, 2023

WHEREAS on March 17, 2023, RB Capital Partners, Inc., with its offices at 2856 Torrey Pines Road, La Jolla, California 92037 (the "Holder") loaned funds totaling, $200,000.00 to Quality Industrial Corp., a Nevada corporation with its office at 315 Montgomery Street; San Francisco, CA 94104 (the "Company"). Payment for the loan was made directly to the Company in the form of a Wire Transfer.

WHEREAS the Company and Holder further agreed that such services provided by the Holder to the Company would be evidenced in a convertible note, which convertible note would be convertible into shares of common stock of the Company at the rate of $1.00 in accordance with Section 3 below;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

1. <u>Principal and Interest</u>.

1.1 The Company, for value received, hereby promises to pay to the order of the Holder the sum of Two Hundred Thousand Dollars ($200,000.00), which amount represents the amount owed to Holder as of August 3, 2022.

1.2 This Convertible Promissory Note (the "Note") shall bear five percent (7%) interest per annum. The Note is for a period of (24) months and cannot be converted until (6) months from the date first written above has passed.

1.3 Upon payment in full of the principal, this Note shall be surrendered to the Company for cancellation.

EXHIBIT
2

1.4 The principal under this Note shall be payable at the principal office of the Company and shall be forwarded to the address of the Holder hereof as such Holder shall from time to time designate.

2. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

3. Conversion.

3.1 Voluntary Conversion. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal into a number of fully paid and non-assessable whole shares of the Company's $0.001 Par Value common stock ("Common Stock") determined in accordance with Section 3.2 below.

3.2 Shares Issuable. The number of whole shares of Common Stock into which this Note may be voluntarily converted (the "Conversion Shares") shall be determined by dividing the aggregate principal amount borrowed hereunder by $1.00 (the "Note Conversion Price"); provided, however, that, in no event, shall Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of Maker subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in the beneficial ownership by Holder and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Note Conversion Price. The Term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus, (2) at the Company's option, accrued and unpaid interest, if any, on such principal amount at the interest rate provided in this Note to the conversion date, provided; however, that the Company shall have the right to pay any or all interest in cash.

3.3 Notice and Conversion Procedures. After receipt of demand for repayment, the Company agrees to give the Holder notice at least five (5) business days prior to the time that the Company repays this Note. If the Holder elects to convert this Note, the Holder shall provide the Company with a written notice of conversion setting forth the amount to be converted. The notice must be delivered to the Company together with this Note. Within twenty (20) business days of receipt of such notice, the Company shall deliver to the Holder certificate(s) for the Common Stock

issuable upon such conversion and, if the entire principal amount was not so converted, a new note representing such balance.

3.4 Other Conversion Provisions.

(a) Adjustment of Note Conversion Price. In the event the Company shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a reverse stock split and subdivision of the Company's issued and outstanding shares of Common Stock, the Note Conversion Price shall forthwith be unaffected. In the event the Company shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a forward stock split and subdivision of the Company's issued and outstanding shares of Common Stock, the Note Conversion Price shall forthwith be unaffected.

(b) Common Stock Defined. Whenever reference is made in this Note to the shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company authorized as of the date hereof, and any other class of stock ranking on a parity with such Common Stock. Shares issuable upon conversion hereof shall include only shares of Common Stock of the Company.

3.5 No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal hereunder that is not so converted.

4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

(a) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), or such filings as may be required under applicable state securities laws, which, if applicable, will be timely filed within the applicable periods therefor.

(c) No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its

Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

5. Representations and Covenants of the Holder. The Company has entered into this Note in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose. This Note and the Common Stock issuable upon conversion of the Note are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Holder understands (i) that this Note and the Common Stock issuable upon conversion of this Note are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 8.

(c) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon conversion of the Note, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Note or the Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

6. Assignment. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

8. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner

thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

9. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid. Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section.

10. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof.

11. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

12. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

13. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

14. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

15. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Quality Industrial Corp. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

QUALITY INDUSTRIAL CORP.

Date: March 17, 2023

By ____________________________________
John Paul Backwell
Its: CEO & Director

RB CAPITAL PARTNERS, INC.

Date: March 17, 2023

By: ____________________________________
Brett Rosen
Its: Managing Member